Special Opportunities Fund, Inc. N-CSRS

Exhibit 99.906CERT

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Special Opportunities Fund, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Special Opportunities Fund, Inc. for the period ended June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Special Opportunities Fund Inc. for the stated period.

/s/ Andrew Dakos	/s/ Thomas Antonucci

Andrew Dakos	Thomas Antonucci
President,	Treasurer,
Special Opportunities Fund, Inc.	Special Opportunities Fund, Inc.

Dated: September 4, 2026

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.